Form C

Cover Page

Name of issuer:

My Joy Yoga, LLC

Legal status of issuer:

Form: Limited Liability Company

Jurisdiction of Incorporation/Organization: TX

Date of organization: 8/14/2013

Physical address of issuer:

11435 Gallant Ridge Lane
Houston TX 77082

Website of issuer:

http://www.myjoyyoga.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

4.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

- ☐ Common Stock
- ☐ Preferred Stock
- ☑ Debt
- ☐ Other

If Other, describe the security offered:

Target number of securities to be offered:

50,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $50,000; interests will be sold in increments of $1.

Target offering amount:

$50,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$500,000.00

Deadline to reach the target offering amount:

3/16/2018

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

1

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$459.00	$848.00
Cash & Cash Equivalents:	$27.00	$508.00
Accounts Receivable:	$433.00	$340.00
Short-term Debt:	$4,197.00	$15,429.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$40,940.00	$36,363.00
Cost of Goods Sold:	$4,338.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($123,967.00)	($16,830.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

My Joy Yoga, LLC

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding? ☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Chris Mulgrew	Entrepreneur	Various	2014

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Chris Mulgrew	CEO	2014

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Christopher Mulgrew	Chris Mulgrew owns 100% of the business. No units have been issued.	100.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

> The Company may never achieve sufficient revenue to reach the payback target. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its actions.
>
> The Company has a very limited history of revenue producing operations having commenced operations in June 2014. The Company's prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets. To address these risks, the Company must, among other things, respond to competitive developments, continue to attract, retain and

motivate qualified management and other employees, continue to upgrade its technologies and commercialize products and services that incorporate such technologies and achieve market acceptance for its products and services. There can be no assurance that the Company will be successful in addressing such risks.

The Company may not raise enough capital to fund its losses while trying to get to profitability. Achieving profitability requires having enough subscribers being willing to pay for the service provided, and that revenue being earned in sufficient quantities before cash reserves run out.

A large competitor, like YogaWorks, may choose to use their existing studio infrastructure to enter the live streaming space and better serve the needs of our target customers.

The Company may experience service delivery issues that could damage client relations and expose it to liability. The Company's core business depends heavily on real time live streaming video conferencing. A major internet outage could have amaterial adverse effect on the Company's business, financial condition, and results of operations.

There are a number of competitors and potential competitors in the market. If the Company is unable to differentiate itself from its competitors, drive value for its clients and/or effectively align its resources with its goals and objectives, it may not be able to compete effectively. The Company's competitors may introduce their own value-added solutions more effectively than the Company, which could adversely impact the Company's growth. The Company also competes against new entrants as live streaming becomes more commonplace. Failure to compete effectively against any of these competitive threats could have a material adverse effect on the Company. In addition, the highly competitive nature of our industry could lead to increased pricing pressure which could have a material impact on the Company's overall business and results of operations.

The company has limited cash reserves and its ability to obtain additional funding is limited.

The company is controlled by its only shareholder, who is the only officer of the company.

The company has indemnified the officers, directors, employees, and agents of the company and has the associated liabilities.

The future economic and investment environment is unknown and as a small company is highly susceptible to economic downturns and its future ability to raise additional investment funds and make sales.

New smartphone platforms may emerge, beyond iOS and Android, further complicating our development process and requiring a more sophisticated and better-resourced development team.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise:	**$50,000**
Use of Proceeds:	App/Website Redesign $30,000 Rebrand $10,000 Advertising $10,000

If we raise: **$500,000**

Use of Proceeds: The additional funding will allow for hiring personnel, creating more video content and advertising budget to generate revenue. At the maximum level it allows for us to hire a full time executive management team - including industry leading CEO. Management and Marketing Team $150,000 Content Creation $50,000 Advertising $200,000 Technology Development $100,000

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

<u>An Investor's right to cancel.</u> An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the Investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the Investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each Investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

The company is issuing promissory notes to investors. The principal amount of each note is the amount invested by the investor. The company will use 10% of its gross revenues to pay back principle on the notes. Each note will be paid back based on its pro rata share of all notes issued in this offering. The company will make interest payments to the investor quarterly, starting one year after the Date of Loan. The company may prepay principal and interest at any time. The company will continue payments until investors have received 2x their principle investment (the repayment amount).

Upon the occurrence of an event of default (as defined in each note), all unpaid principal, accrued interest and other amounts owing will automatically be immediately due, payable and collectible by the company pursuant to applicable law.

The notes do not provide investors with any voting rights in the company.

The form of the notes is provided in Appendix B, Investor Contracts. The form of the notes is Appendix B, Investor Contracts.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Any provision of this instrument (other than the Repayment Amount) may be amended, waived or modified as follows: upon the written consent of the Borrower the holders of a majority in principal of the Repayment Amounts of all Notes.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the oneyear period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

This is a 100% single member LLC with no other securities. Single member has 100% voting rights and is sole Director and Board Member.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights in the company, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering). These types of changes could limit the Investor's economic rights by causing the Company to pay off the notes the Investor has purchased before their maturity, thereby reducing the aggregate interest paid on the notes to the Investor.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, the principal unitholder(s) may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of the principal unitholder(s), and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, the principal unitholder(s) may change the terms of the operating agreement for the Company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. The principal unitholder(s) also may force the Company to prepay the promissory notes before their maturity date. The principal unitholder(s) may make changes that affect the tax treatment of the Company in ways that are unfavorable to the Investor but favorable to them. The principal unitholder(s) may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. The principal unitholder(s) may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The principal unitholder(s) have the right to redeem their securities at any time. The principal unitholder(s) could decide to force the Company to redeem their securities at a time that is not favorable to the Investor and is damaging to the Company. The exit of the principal unitholder(s) may affect the value of the Company and/or its viability.

Based on the factors described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The value of the promissory notes will be determined by the Company's senior management in accordance with U.S. generally accepted accounting principles. For example, the notes may be valued based on principal plus anticipated interest payments over the course of the term of the note.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the promissory notes will likely hold a minority position in the Company and will have no voting rights in the Company, and thus will be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its management, and the Investor will have no independent right to name or remove an officer or member of the management of the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company.

Issuer Repurchase of Securities/Prepayment of Notes. The Company has the right to repay principal and interest on the promissory notes at any time prior to the maturity date. If the Company repays principal and interest on the notes early, Investor will receive fewer interest payments than expected at purchase.

A sale of the issuer or of assets of the issuer. As a noteholder with no voting rights, the Investor will have no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the management of the Company to manage the Company so as to maximize value for unitholders and ensure full payment of noteholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the management of the Company. If the management of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the amount received will be sufficient to repay Investor and other noteholders.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and management of the Company will be guided by their good faith judgment as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its unitholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

There are no outstanding loans other than ordinary course of business, non-interest bearing trade accounts.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Overview. We are a growing provider of yoga and wellness content via our App which is available both in the iTunes and Google Play stores. We are also an online yoga and fitness trainer certification platform. Our current value proposition lies in our real-time live streaming of actual yoga classes with genuine participants vs fitness models.

In 2015 and 2016, 100% of revenue came from monthly subscription services. In 2017 we introduced our online education portal which now accounts for approximately 60% of revenue.

Our primary subscription revenue driver is the live streaming service. We offer 6-10 live streaming yoga classes as they happen starting at 6am CST and ending at 8:30pm CST. We also have over 100 hours of on-demand content. Revenue for this service has remained flat for the last 12 months as we have not been in user acquisition mode as we are getting ready to launch version 2.0 of the App. Advertising dollar constraints also limit subscriber growth.

We launched the online yoga teacher certification in February of 2017. To be a yoga instructor the standard certification is a 200 hour training course. Approximately 50 modules have been sold in 2017 with an average price of $1,200.

We expect our revenue to grow rapidly if we can achieve funding for advertising and we expect to see significant revenue uptick in both recurring revenue and one time purchases within 90 days of funding.

The following trends or uncertainties could affect our financial condition, including the liquidity, cash flow and capital resources described below:

Liquidity.

In the absence of additional capital historical results are indicative of future results and cash flows. Our cash and cash equivalents are held for working capital purposes. We do not enter into investments for trading or speculative purposes.

We are currently operating the company at near break-even levels. We use all revenue from operations to cover operating costs as they arise and to pay for advertising. The company currently generates enough recurring revenue to maintain operations but there is no excess funding to pay for growth initiatives. The owner is currently funding any minor losses or cash shortfall personally.

We expect that the proceeds of this offering will improve our liquidity and provide additional working capital for our Company. The primary use will be to upgrade the branding and invest in revenue producing advertising campaigns. Although the proceeds of this offering are not necessary to the viability of our business, it will be integral to developing a go-to-market strategy that will produce subscriber growth. We have shown that we can produce a high return on investment for advertising dollars and adding subscribers or selling trainings has zero marginal cost other than the advertising expense.

Cash used in operating activities. Net cash used in operating activities consisted of net loss adjusted for certain non-cash items including depreciation and amortization, bad debt expense, equity-based compensation and deferred income taxes, as well as the effect of changes in working capital and other activities.

Net cash used in operating activities was $**123,967** for the year ended **2016**, which was driven by marketing and personnel costs.

Net cash used in operating activities was $**16,830** for the year ended **2015**, which was driven by marketing and advertising costs .

Capital Resources. We have financed our operations through cash flow from operations and owner capital contributions.

If lieu of a successful round on Wefunder we will either continue to fund the business personally or raise money from alternative outside sources.

Historical Results of Operations. Our total revenue increased by $**4,000**, or **11**%, from the prior year to $**4,940** in the year ended **2016**. This increase was primarily driven by increased monthly subscriptions, which increased from the prior year.

Our overall direct costs of revenue increased by $**4,338**, **100**% from the prior year. This was largely driven by the implementation of a royalty fee to pay for the access to the live streaming classes.

We expect that with adequate working capital we can grow revenue with very little increases in marginal costs. Cost of increases in revenue will solely be the costs of advertising. We do expect the costs of building a sustainable organization will impact the operating results but that these costs will also have a revenue generating impact in the short term.

Our cash on hand as of 08/19/2017 was $200. Our cash loss for July 2017 was $1,676 (which is above average).

The Company's fixed expenses are less than $500 per month and recurring monthly revenue is in excess of $4,000. The remaining ~$3,500 typically is spent on discretionary growth methods like advertising. While on a monthly accrual basis the Company may generate a small loss, on a cash basis, the Company is at break even. This model allows the Company to operate for a minimum of one year without additional capital.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
    A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
    B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
    C. engaging in savings association or credit union activities? ☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

https://www.myjoyyoga.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

- My Joy Yoga LLC Rev Share

Appendix C: Financial Statements

- Financials 1

Appendix D: Director & Officer Work History

- Chris Mulgrew

Appendix E: Supporting Documents

- MyJoyYogaOperatingAgreement.pdf

INVEST IN MY JOY YOGA

Live Streaming Yoga and More. Only Being There is Better.

"My Joy Yoga is the world's only live-streaming yoga app - real classes in real time with real certified instructors and real students. No repetitive content, no fitness models, no endless searching for the right video. Of course, we do have classes on-demand if you can't make one of our live classes. Want to become a yoga instructor? You can get certified using our online learning platform. Our content is available via our website or through our app, live in the iTunes and Google Play stores.



Christopher Mulgrew
CEO, MY JOY YOGA



FOLLOW US FOR UPDATES
SHARE
TWEET
Home
$0
raised of $50K goal
$100 min
by Wefunder Portal LLC
INVEST

Revenue Shares

10% of revenues | 2.0X investment amount

My Joy Yoga will pay investors 10% of revenues each quarter until 100% of your principal is returned plus 100% on top.

SECURED BY ASSETS OF MY JOY YOGA.

INVESTOR PERKS

$250+	one year basic subscription
$500+	two year basic subscription
$1,000+	lifetime basic subscription
$5,000+	lifetime basic subscription and a manduka yoga mat

OUR AMBITION

My Joy Yoga has revolutionized the at-home yoga experience with live stream group classes. Our aim is to launch live streaming one-on-one private sessions in 2018. Our roadmap includes more content focused on meditation, other fitness modalities and virtual nutritional consulting. Almost all of the millions of people who practice yoga have a home practice for when they can't get to the studio. We're changing the at-home yoga and wellness experience one yogi at a time.

KEY FACTS

- 2014: Became the first online service delivering live streaming yoga studio classes.
- 2015: Launched "On-Demand" video section and Premium Teacher Channels.
- 2016: Launched App in iTunes and Google Play stores.
- 2017: New Online Teacher Training Program sold 60 full trainings in the first 6 months.
- 75,000 followers on social media across all our platforms.
- Currently have over 500 active and paying subscribers.

https://myjoyyoga.com

SOFTWARE YOGA EXERCISE

WHY I LIKE MY JOY YOGA

“In this crazy news business, it’s important to take a moment and center yourself. I have found my special place with My Joy Yoga. Whenever I need me time, I take it to my mat. No calls, emails, social media. When I start to lose my "zen" at work I simply stop, look at the schedule and choose a class that works for me. It’s easy to access wherever I’m at and whenever I want.”



Maggie Flecknoe

HOUSTON MORNING NEWS ANCHOR CW NEWS

THE BUZZ ABOUT MY JOY YOGA

“Regardless of your schedule, finances, or ability to travel, My Joy Yoga offers a great opportunity to help you meet your goals and yoga teaching aspirations.”

Cassie Cartaginese

Yogi Times

“I live out of the country, but love yoga. I've been using the app for the #liveyoga sessions, it works great! Just as good as being at the studio.”

Lupita Castolo Carrera

Fan on Facebook

YOGI TIMES

My Joy Yoga, Yoga's Online Yoga Teacher Training

August 23, 2017

My Joy Yoga Online Teacher TrainingMost yoga teacher training programs are hosted by a yoga studio or retreat center. However, not everyone has the time or financial means to study yoga in India or New York City. Luckily, My Joy Yoga, a yoga studio

SC

My Joy Yoga App: True Virtual Yoga Studio - Yoga Is Wherever You Want To Practice It

November 8, 2016

My Joy Yoga is the world’s first provider of live streaming yoga classes. Offering both live streaming classes in real time and on-demand yoga instruction videos, yogis and health enthusiasts have access to the highest quality of instruction now available on

Business Wire A Berkshire Hathaway Company

The Future of Yoga Is Not in the Studio. It’s Wherever You Practice. Download the Latest Trend in Yoga.

October 3, 2016

The Future of Yoga Is Not in the Studio. Download the Latest Trend in Yoga. The My Joy Yoga App Takes the Future of Yoga beyond the Studio and into th

YOGA IS BOOMING, AND THIS IS JUST THE BEGINNING

Long the chosen exercise for millions across the world, yoga is becoming mainstream in America. As the 4th fastest growing industry in the U.S., yoga generates over $30 billion annually in revenue.

$9 billion
Spent annually on yoga products and services.

200 million
People practicing yoga worldwide.

36 million
Americans practicing yoga once a month.

But there's still an access problem. Yoga studios are expensive and have inflexible class schedules, which is why 43% of people practice yoga at home. Before My Joy Yoga, those people were stuck with the same old repetitive videos and never had an option for live classes.







WELCOME TO THE WORLD'S FIRST LIVE STREAMING YOGA STUDIO

What we do · My Joy Yoga makes it easy by offering 8 live streamed yoga classes per day with 5 different styles of yoga offered, so there is a class type for everyone. Long gone are the days of sifting through countless yoga videos or searching for the right class. By being part of a class shot in our Houston yoga studio, each user has the ability to train with certified, high quality instructors at their convenience. Our My Joy Yoga app, available on the App Store and Google Play, is available for just $14.99 per month, less than what one class at one yoga studio generally costs.


My joy yoga
FINDING
Time for Yoga
Stream Classes

HOW IT WORKS

Yogis can choose from up to 8 live streamed yoga classes daily, view on demand videos daily, and even become a certified yoga teacher.


5:09 PM
Live Classes
Candlelight
Book
Thursday, 08/31/2017
Joy Yoga Flow
Book
Joy Yoga Flow
Book
Gentle Flow
Book
Joy Power Lunch Flow
Book
Gentle Flow
Book
Joy Yoga Flow
Book
Joy Power Flow
Book
Joy Yoga Flow
Book
Friday, 09/01/2017

Live Stream

Choose and schedule the live streamed yoga class time that is perfect for you.


5:10 PM
On-Demand
Relax and Restore
Twisting Flow
Detox Flow
Power and Cardio
Power and Balance
Powerful Balance
Baptiste Inspired Flow

On Demand

If you can't make a live class, choose from a variety of on demand videos based on intensity level and class type.


5:09 PM
Home
Live classes
On-demand classes
Specialty channels
Discover more

Specialty Channels

If you want to work on one specific part of your yoga routine, select from our extensive specialty library.

OUR JOURNEY SO FAR

July 2014



My Joy Yoga Goes Live

We become the first company ever to offer daily live streamed yoga classes.

March 2015

On-Demand Yoga Videos Added

Our platform adds another option for classes.

December 2015



Specialty Channels Launched

September 2016

App Goes Live in iTunes and Google Play

After months of development and testing, our first of its kind app launches.

February 2017

My joy yoga

Online Teacher Certification Launched

Becoming a yoga teacher is now easier than ever before.

August 2017



My Joy Yoga has 500+ subscribers

Our platform has also sold over 60 online teacher certificates.

2018



We plan to add one-to-one private coaching for yoga, nutrition, and other wellness products and services

Our platform will expand to offer virtual personal training.

OUR REVENUE STREAMS

As a one stop shop for anyone and everyone interested in yoga, we have two revenue streams helping us grow our company.

Live Streamed Classes

Our app has over 500 active subscribers who participate in both live classes and classes on demand. We stream 8 live classes a day and have hundreds of hours of video in our library. For $14.99 a month or $99 annually, subscribers get to practice yoga wherever they want while paying a fraction of what a traditional studio charges.

Online Teacher Training Certification

Our 200 hour teaching certificates are offered through our e-learning platform and cost $1,500 per student. These certificates usually cost an average of $3,200, so our pricing is a high ticket item for us and a steal for our customers. We have very little online competiton for this market and sold 45 teacher trainings within the first four months of its launch.

Premium Content

For a small upcharge, we offer a premium service where people can add additional channels featuring their favorite instructor or specialized fitness and nutritional content. This revenue is shared with the instructor so they are incentivized to promote our platform and keep fresh content coming.

WE'RE REVENUE POSITIVE AND GROWING


$100K
$75K
$50K
$25K
2017 Sales Through July: $83,000
2014
2015
2016
2017
Fiscal Year Annual Sales

WE'VE REVOLUTIONIZED YOUR AT-HOME WELLNESS PRACTICE


MY JOY YOGA COMPETITIVE REVIEW
Myjoyyoga.com

	Live Streamed Yoga Classes	On Demand	Free Trial	Payment Options
My Joy Yoga	Streaming studio classes	100s of hours	YES	$14.99 Monthly, $99 annual
Yogaia	NO	Watch missed classes	2 weeks	$19.99 Monthly, $14.99/mo. quarterly, $9.99/mo annual
Yoga Glo	NO	4000 videos	15 days	$18 Monthly
My Yoga Works	NO	1000 videos	2 weeks	$15 Monthly
Yogis Anonymous	NO	Unspecified	15 days	$15 Monthly
CodyApp	NO	Over 1M hours	NO	Varies, $29.99+ for bundles

HOW YOUR INVESTMENT WILL HELP US

Team Expansion

We'll hire two more dedicated full-time employees for marketing and technical development.

App Development

We'll take our technology platform to Version 2.0.

International Growth

After ramping up our marketing and advertising, we'll expand into Latin and Central America.

LET'S TAKE THE EXCUSES OUT OF WELLNESS

There are a thousand reasons to take time to focus on your mind body connection. They range from completely physical goals reached through a vigorous power yoga practice to completely non-physical goals attained via a guided meditation.

There are also just as many excuses not to get to the gym or studio! No time, bad weather, business travel, no child care, or just simple fear are all enemies of a better you.

My Joy Yoga aims to bridge the gap between your goals and excuses by bringing the studio to you wherever you are. Nothing online is ever the same as being there, but we are a damn close second. You are held accountable because you need to start on time, there's no endless searching through a library of videos, and real people in all shapes, sizes, and abilities are doing the class with you – just like at the studio.

Give it a try, it's a totally new experience that you will love!

Much love,



Christopher Mulgrew

FOUNDER



Christopher Mulgrew

CEO

A finance and private equity veteran who is a CPA and MBA, Chris became an entrepreneur in 2010 and never looked back.

AND THE REST OF THE TEAM



Cindy Trevino

Director of Operations

With over a decade of sales, sales training, and marketing experience, Cindy has been our director of operations for the past three years.



Tamara Pesqueira

Director of Marketing

Tamara has over 15 years of experience with social media platforms and analyzing online communications.



Sterling Tuttle

Director of Technology

Sterling has has held director level positions with two INC 500 companies and has a background in SEO and App Store Optimization.

DETAILS

– COLLAPSE ALL

What is My Joy Yoga? ^

My Joy Yoga is a yoga and wellness app that changes the game for engaging with online content in that arena. There is a lot of content related to yoga available online. Some of it is free, some of it is paid, but all of it is produced. Produced content, whether it's your favorite song, your favorite movie, your favorite fitness video, if you watch it enough times, gets old, your mind checks out - maybe you even become annoyed. When it comes to yoga or fitness content, not only does your mind check out, but your body does too, and you stop responding, you stop improving. My Joy Yoga is the solution, we live stream classes, in real time, without fitness models or yoga stars; it's real people doing real classes.

We're streaming up to 10 classes a day via our website or our app on your mobile phone. You don't have to scroll through thousands of videos to choose one that you like. You just show up to class, just like you would in real life. We also have produced content and on-demand videos if the time slots for our live classes don't work for you. In 2018 we will offer live, one-on-one yoga instruction and nutrition advisory services in addition to content for other fitness modalities.

Growing our e-learning platform and expanding internationally are also part of our roll-out. There are a lot of people around the world that want to become yoga teachers; they're just passionate about yoga and want to deepen their practice, or they want extra income, or they want to become a full-time teacher. The standard certification is a 200 hour training course in the US costs $3,200 and for you showing up in person to a studio. We offer the opportunity to get certified for about half that price, on your time, in your location. We also see a big opportunity to expand yoga into the the Hispanic market, whether that's in Central and South America or here in the US. We think yoga in Spanish, and wellness in Spanish can be a big deal, given that that community is most likely to have their point of entry to the internet being their mobile device versus high-speed internet to their home.

How did My Joy Yoga come to be? ^

I am an athlete, an entrepreneur, and a traveler. Yoga is a big part of my life and always has been. There was a period of time a few years ago when I was traveling a lot, and what I found was that it was really easy to find a gym but not so easy to find a yoga studio, so I just wouldn't practice. I could feel my body tightening and my stress levels increasing by not practicing yoga. This negatively impacted my work, my athletics and many other things. I was at the studio after a long business trip excited to get back on the mat when it just hit me. If finding a yoga class that works for me is hard when I am traveling, I am going to bring the yoga studio to me. I knew there was a real need for making yoga accessible. Not only are people not able to make into the yoga studio because of their schedule, but I also knew it was something many people were intimidated by or simply couldn't afford to do. It was at that moment that I decided to create My Joy Yoga. A company that brings yoga to you.

When you think about what you've done so far, what's been the biggest challenge? ^

I think there are two main challenges we face. The first is getting new students to understand what we're doing - it's not just another yoga app, we offer a very unique experience. I think when people do understand what we're doing, they love it. It's different and interesting. Then, the other side of it is, what's the customer experience like? Some of this involves the basics like when they try to log in, does it work? Do they get frustrated if there is an internet connection issue? Is the sound quality or the picture quality up to their standard, and do they understand that a live class is going to be a different experience than a produced content class?

When you go to a play at the theater versus when you watch a TV show, you're going to have some differences. Because we are different and new, I feel that just communicating some of that, and also delivering, has been challenging. Working through technical issues has also been a challenge, and developing this type of an app or web service is also a challenge. We have overcome these challenges and are now ready to go to market in a big way.

When you think about your product evolving, what would you like to build from a functionality and products standpoint?

I think the two-way video conferencing and two-way interaction is making leaps and bounds as technology improves and bandwidth expands. This is the future. The ability to do one-on-one coaching, to do one-on-one nutrition, and in general to have a more interactive experience is really important. Right now it is all a one-way communication; it's us broadcasting something live - which is cool and a great experience, but it is only the beginning. Looking at both premium streaming one-on-one and allowing more interaction with users through a two-way experience is one way we want to go with our product.

While there is the possibility of adding more "virtual reality" components to our offerings in the future, right now we are more focused on getting out and reaching as many people as we can "live". Everything is going live; Facebook Live, Instagram stories, Snapchat. The more real time we can be, the better. There is a big opportunity for us because nobody in the health, wellness and yoga world is doing this.

How have you built the tech behind My Joy Yoga, and is that in-house?

The technology behind My Joy Yoga is off the shelf. This has allowed us to bootstrap the company and achieve proof of concept. Raising capital will allow us to implement a more robust technology roadmap that is more novel and perhaps proprietary and to hire an in-house team.

Right now our development team is in Mexico, which works great for a number of reasons. People do a lot of development overseas, but I wanted something that was, A) in the same time zone, B) without a language barrier, and C) realize the cost savings of outsourcing versus doing it in the US. Also, I can fly down to Guadalajara in less than two hours and have an in-person meeting, which usually pushes them into action if there's a problem.

When it comes to the live feature, what about that media form do you find compelling?

The first thing we wanted to do was give people access to a great yoga experience when they can't get to the studio. Single moms don't always have childcare to go to a yoga class, so we are there for them. Traveling executives don't always want to go out and find a local studio when they first get off of a plane, but they feel terrible and just want to clear their head and prepare for that important meeting. We are there for them. There are also people who either live in remote areas or live in a place where the weather prohibits them from going out. We can help them, too. One market group we are really want to reach is the men. There are a lot of men who just aren't comfortable with going to a studio, and feel more comfortable doing yoga in the privacy of their own home, or a gym in their apartment building. We've got them covered too!

The second thing we wanted to do was make the experience as close to real as possible. When you go to a yoga class you don't scroll through 1,000 classes to try to find the one you want - you generally have one to two options in the time frame you want and the style you want, and you just show up. Your yoga class does not wait for you if you are late, you are encouraged to get there on time (or early) and need to hold yourself accountable for doing so. You don't spend class watching amazing fitness models or yoga professionals, you focus on you, your breath and your needs, surrounded by peers looking to do the same. We have captured all these elements with My Joy Yoga.

Do you have any competitors?

I think anyone who doesn't think they have competitors is in some trouble. There are several apps and websites offering the type of content we do - although there is not a single platform offering regular live stream classes on daily basis - not one. We are looking to expand our offering to be diversified and will go to market as Perfect Zen upon the completion of the capital raise. PerfectZen.com is more, "Hey, it's not just yoga. It's yoga, it's meditation, it's lifestyle and nutrition," and sort of having it be more of a wellness and mindfulness solution versus just yoga. That will broaden the audience more, and I don't think there are competitors that are a one stop shop. One of the biggest yoga apps is called Cody. They have a lot of the more famous yogis on there, but it's basically just an aggregator of people selling yoga DVDs. You have the option to sign up with people for a fee, but it's not great. There's really not a great platform out there for yoga. There are some strong players in the meditation arena, but we will offer meditation and more, so we don't feel really threatened by their strength.

Is My Joy Yoga a marketplace?

No, we're not a marketplace. We don't repackage other people's content, we are a content creator. We have access to everything we need to continue to create original content and add more live streams and add more on-demand content. As we grow, we will incorporate specialty channels, which would be a premium offering. That's when we will become more of a marketplace. That's what we envision as a revenue-share model with folks who want a channel on our platform.

How do you measure progress and growth?

Measuring success and growth is a two-prong strategy. First is subscriber growth, and then the second is how many trainings and continuing education modules we sell. We know there is interest in our product offering, as evidenced by our social media following. Up until now, we haven't put a lot of advertising behind subscriber growth because I wanted to revamp the website and the customer experience with the new brand before we really go to market. We launched the online training in February, and with very little advertising we have already sold over 60 modules. This can be a huge revenue driver. Though our advertising budget has been limited, we have done enough advertising to know what works for us and what doesn't as well as what the costs should be.

Once we have everything exactly how we want it, then we can try ideas like having local celebrity instructors, and even national and worldwide celebrity instructors join our program. That will help increase our user base as well.

How does My Joy Yoga make money?

We're revenue-generating now via the monthly subscription model; we generate $4,000 or $5,000 a month in recurring revenue and anywhere from $10,000 to $20,000 a month in one-time fees from the trainings. We've got about 500 subscribers, and the average subscriber pays $10 a month. Our list price for a subscription is $14.99. Our competitive analysis puts us right in this sweet spot. The cost base is next to nothing. For this reason, I expect we can achieve exponential growth with the capital or advertising. We can handle thousands and thousands and thousands of subscribers, and our only cost associated with that is the advertising dollars just to get them on board. As we grow we believe we will be able to premium price our base subscription as well as incorporate add-ons. We will also grow our e-learning platform and constantly add continuing education modules.

What are the costs of acquisition and the lifetime value of your subscribers? ^

Approximately $35 for acquisition at the moment. I think we could drive that down significantly. Once we have a full marketing program in place, with advertising, email marketing automation, social media, referral system and affiliate systems, I think that number will significantly decrease. I would peg the lifetime value at $250 but will be higher as we increase the services offered.

When you think about the future of My Joy Yoga, what keeps you up at night? ^

What keeps me up at night is that this has been my baby for three years and it's just taking too long to go to market at scale. I'm worried someone else is going to get out there first, though I do think what we have is not as easy to replicate as one might believe. I think what we have is pretty cool and it's a great experience, and I want to get it out to the world before someone else does.

Who makes up your team, and why are you the people to make this happen? ^

Right now we have a team of 5 working on this part-time. We have a Director of Marketing (Tara Munro) who is also a yoga teacher, Director of Operations (Cindy Trevino) who has three years running an actual studio. Of course, there's me, and then we also have a videographer and a junior marketing person. It's a small team. We are all very passionate about this project and are excited at taking My Joy Yoga national and then international.

What is the breakdown on how you will use the money you raise? ^

Until now, I've self-funded the business. We have no other investors. I didn't want to try to raise money until we had that MVP (Minimum Viable Product) stage. Now that we have that stage, and can do the fundraising, $20,000 to $30,000 will go to a new website and rebranding. Another $10,000 to $20,000 will go towards upgrading the app. The rest will go to literally pure revenue-generating advertising and people to implement the advertising programs. We are not looking for funding to de-risk technology or development. All use of funds are geared towards creating a revenue machine. If those milestones are hit, future fundings will go towards proprietary development, or Version 2.0. Our goal with this round is to create a revenue engine, a cash-flow engine.

ASK A QUESTION

Type your question here...

ASK QUESTION

RISKS SPECIFIC TO MY JOY YOGA

1.

The Company may never achieve sufficient revenue to reach the payback target. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its actions.

2.

The Company has a very limited history of revenue producing operations having commenced operations in June 2014. The Company's prospects must be considered in light of the... **READ MORE**

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

My Joy Yoga is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$100 min **INVEST**

Can I change my mind and get a refund?
How is Wefunder compensated?
Have another question?

Join **123,165** investors who funded **156** startups with over **$49.5 million**

See more detailed stats

Sign up with Facebook

Privacy: We won't share your data, or post to your wall, without your permission.

or

Full name

Email

Password

SIGN UP

Mashable npr Forbes Bloomberg Businessweek CNNMoney PBS TIME Los Angeles Times The Boston Globe Inc. TechCrunch THE WALL STREET JOURNAL FINANCIAL TIMES



Christopher Mulgrew

Digital Marketing Whisperer

JEMSU • Rice University - Jesse H. Jones Graduate School of Management

Houston, Texas Area • 500+

Connect InMail

I am here to help. What can I do for you? Does your business need more leads and a better digital marketing presence? Do you want to talk about the yoga and wellness industry? Are you looking to make a career change? Can we partner together on something? Can I introduce you to someone in my network? We are connected for a reason. Let's do this!

- Online Advertising and Pay Per Click Strategy
- Strategic Marketing Initiative Development
- Social Media Strategy
- Go To Market Strategic Planning
- Website Design & Development
- Search Engine Optimization (SEO) & Marketing (SEM)
- Email Marketing and Marketing Automation

See less

Highlights



1 Mutual Connection

You and Christopher both know Dylan Enright

Christopher's Activity

7,371 followers

+ Follow



Dave Peck: Adapting Social Media Marketing Strategies to the Cannabis
Christopher liked



Corporate Yoga ~ Revive your Wellness Program
Christopher liked



If you have a website that still uses Adobe Flash Player, please immediately
Christopher liked



It's important to understand your customers' values, behavior,
Christopher liked



A one-size-fits-all approach to marketing is over. #ASKTHEGURUS
Christopher liked



We are looking for a PPC/Online Advertising Manager in Denver -
Christopher replied to a comment

See all activity

Experience

President
JEMSU
Oct 2016 – Present • 1 yr
Denver, Colorado

JEMSU is a digital marketing agency with a strong focus on SEO, PPC, online advertising, social media, and other web based marketing services. This stuff isn't getting any easier folks, call an expert!!

President
Marijuana Marketing Gurus
Jan 2017 – Present • 9 mos
Denver, Colorado

Just Google "marijuana marketing" - there is a reason we rank #1 and SEO is only the tip of the spear as far as what we can do for you. We can build your MMJ or cannabis related brand and produce the marketing results you are looking for - more leads, more sales, more brand recognition in a rapidly growing industry that is being called the new gold rush.

Founder & President
MyJoyYoga.com
Jun 2014 – Present • 3 yrs 4 mos
United States

The best thing about www.myjoyyoga.com is the live streaming classes. You don't get bored of the same flows, the same cues - or the same jokes! You need to be on time - or the class will start without you - though at least nobody will give you dirty looks if you end savasana early...but I don't recommend that. Yes, we also have a library of on-demand classes to choose from, offering a variety of times, styles, intensity and instructors.

Managing Director
Joy Yoga Center, LLC
Feb 2013 – Present • 4 yrs 8 mos
4500 Washington Ave, #900, Houston, Texas 77007

Step into Joy Yoga Center and step into a sanctuary of healing. This understated comprehensive center embodies a holistic philosophy of healing which focuses on individuals' innate ability to discover the strength of their "inner warrior."

Joy Yoga is a challenging vinyasa flow yoga that encourages all levels of yogis to find their edge and enjoy their inner strength. Yoga with joy is perfect for every fitness level. It provides a challenging and rewarding workout for everyone, from the most accomplished athlete to the person who has never exercised before.

Chief Strategy Officer
Signet Interactive
Oct 2011 – Dec 2016 • 5 yrs 3 mos
Houston, Texas Area

Signet Interactive specializes in creating successful interactive marketing campaigns backed by innovative and sound marketing strategy. Through great design, custom content development, email marketing, social media, display and PPC advertisement, our team is dedicated to creating a marketing presence customized to your goals and industry.

In English? We help you generate more qualified leads and work with you to develop the tools to turn those leads into sales. It's always nice to be "liked" but I assume you got into business to make money and would like to make more of it? Visibility, Credibility and Relevance are our specialties.

Our client base ranges from national consumer brands that everybody knows, to local businesses that can thrive once local folks are in the know.

See more positions

Education

Rice University - Jesse H. Jones Graduate School of Management
Master of Business Administration (MBA), Mergers & Acquisitions
2006 – 2008

London Business School
Masterclass in Private Equity
2010 – 2010

Certified Public Accountant
CPA, Accounting
2009 – 2009

See more education

Featured Skills & Endorsements

Strategy · 99+
Endorsed by **Erich Stolz and 1 other who is highly skilled at this**
Endorsed by **2 of Christopher's colleagues at Joy Yoga Center, LLC**

Management · 99+
Endorsed by **Rebecca Hayward Bergeron and 3 others who are highly skilled at this**
Endorsed by **2 of Christopher's colleagues at Signet Interactive**

Strategic Planning · 99+
Endorsed by **Jarrod Rogers and 2 others who are highly skilled at this**
Endorsed by **4 of Christopher's colleagues at Signet Interactive**

View 47 more

Recommendations

Received (2) | **Given (6)**

Justin Tysdal
Digital Marketing Manager
February 25, 2014, Christopher was senior to Justin but didn't manage directly

Chris has always fostered an environment that challenges you to work above and beyond what you imagined you could handle. A savvy business owner I've learned not only about communicating within an entrepreneurial team but also what it takes to bring that team out of the beginning stages and into a successful company. Even with his years of experience he's never beyond reproach and always ready to guide fellow colleagues in the right direction towards their own path of development.

Paul Watson
Entrepreneur - Investor - Director
May 18, 2012, Paul reported directly to Christopher

I met Chris over a year ago while working on a sell-side mandate in the renewable energy sector. I was definitely impressed with his background, but after joining his team at GRC, I witnessed his gift of managing multiple large projects with ease, keeping deliverables on target and making sure the team is efficient. What's more is regardless of Chris's demanding schedule, he always makes time to patiently coach our team through new and innovative concepts - from marketing to deal structuring and closing. I look forward to learning more from him and exploring synergies in the investment and consulting arena.

Interests

Team Maryjane
17 followers

Bayou Well Services
2,613 followers

Online Lead Generation
136,464 members

Chief Financial Officer (TGL)
12,239 members

UniversalPegasus International, A ...
6,199 followers

BBDO Worldwide
180,529 followers

See all